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                                                                 EXHIBIT h(6)(i)

                      AMENDMENT TO PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among ReliaStar Life Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Minnesota, ING VP Bond Portfolio (Trust) an open-end management investment company and corporation organized under the laws of the State of Massachusetts, and ING Funds Distributor, LLC (the "Distributor" (formerly known as ING Funds Distributor, Inc.)). a corporation organized under the laws of the State of Delaware, (collectively, "the Parties").

         WHEREAS, the Parties executed a Participation Agreement dated May 1, 2002 (the "Participation Agreement") among ReliaStar Life Insurance Company, ING VP Bond Portfolio and ING Funds Distributor, Inc.

         WHEREAS, effective on July 15, 2003, the Company wishes to amend the Participation Agreement with respect to the Contracts and Separate Accounts as listed on Schedule A to include additional Contracts of ReliaStar Life Insurance Company.

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

         The Participation Agreement is hereby amended to reflect the current contracts and separate accounts by substituting for the current Schedule A an amended Schedule A in the form attached hereto.

Executed this 22nd day of September 2003.

                 RELIASTAR LIFE INSURANCE COMPANY

                  By: /s/ Lawrence D. Taylor
                     ---------------------------------------
                  Name: Lawrence D. Taylor
                  Title: Vice President and Actuary

                 ING VP BOND PORTFOLIO

                  By: /s/ Michael J. Roland
                     ---------------------------------------
                  Name: Michael J. Roland
                  Title: Executive Vice President

                 ING FUNDS DISTRIBUTOR, LLC

                  By: /s/ Michael J. Roland
                     ---------------------------------------
                  Name: Michael J. Roland
                  Title: Executive Vice President

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                                   SCHEDULE A

                         CONTRACTS AND SEPARATE ACCOUNTS

SEPARATE ACCOUNT                                  CONTRACTS:

ReliaStar Select*Life Variable Account            FlexDesign VUL
(October 11, 1984)                                Variable Accumulation VUL
                                                  Variable Estate Design VUL
                                                  ING Protector Elite VUL
                                                  ING Investor Elite VUL

As amended effective July 15, 2003